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                                                                  EXHIBIT (e)(9)
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[LOGO OF AIG AMERICAN GENERAL]                                                                                 Change of Ownership

American General Life Insurance Company (AGL),
AIG Life Insurance Company
AIG Life Insurance Company of Puerto Rico
    [ ] Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373
    [ ] Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880
Member companies of American International Group, Inc.                                                             Please print or
Instructions for completing this form are listed on the back. Please reference                                type all information
your contract for availability of certain requests.                                                             except signatures.
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1.      CONTRACT          CONTRACT No.: __________________________________________________________________________________________
        IDENTIFICATION    OWNER: _______________________________________________   SSN/TIN OR EIN: _______________________________

    [ ] Check Here if     ADDRESS: _____________________________________________   PHONE No.: ____________________________________
        New Address
                                   _____________________________________________

                          EMAIL ADDRESS (optional): ______________________________________________________________________________

                          INSURED/ANNUITANT (if other than Owner): _______________________________________________________________
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2.      NEW OWNER(S)      NEW OWNER'S NAME: ______________________________________________________________________________________

        A. PRIMARY        SSN/TIN OR EIN: ________________________________________________________________________________________

                          Address: _______________________________________________________________________________________________

                          ________________________________________________________________________________________________________

                          Phone No.: _____________________________________________________________________________________________

                          Relationship of new owner to present owner: ____________________________________________________________
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        B. CONTINGENT     NEW OWNER'S NAME: ______________________________________________________________________________________

                          SSN/TIN OR EIN: ________________________________________________________________________________________

                          Address: _______________________________________________________________________________________________

                          ________________________________________________________________________________________________________

                          Phone No.: _____________________________________________________________________________________________

                          Relationship of new owner to present owner: ____________________________________________________________
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3.      SIGN HERE FOR     The Company is requested and directed to recognize that the present owner(s) of the Contract has hereby
        ABOVE REQUEST     designated the new owner(s) (the "Owner") of the Contract. The Owner designated above shall have sole ownership and control of the Contract during the lifetime of the Insured/Annuitant and shall be entitled to all ownership rights. See back for details.

                          Note: Certain changes to your policy may result in adverse Tax consequences. We urge you to consult with your Tax Advisor prior to making any changes. The changes requested are not valid until recorded by the company.

                          Under penalties of perjury, I certify that:

                          1. The number shown on this form is my correct taxpayer identification number, and

                          2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

                          3. I am a U.S. person (including a U.S. resident alien).

                          You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

                          The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

                             ______________________________________________  _______________________________________________________
                              Signature of Current Owner        Date             Signature of New Owner            Date

                             ______________________________________________  _______________________________________________________
                              Signature of Current Co-owner     Date             Signature of New Co-Owner         Date
                             (or other party having interest                     (or other party having interest
                                      in contract)                                         in contract)

                                          RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.
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AGLC0013                           Page 1 of 2                           Rev0705

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                                            - Instructions and Conditions -
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1.      CONTRACT         Complete all contract information in this section. Complete a separate request form for each contract.
        IDENTIFICATION
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2.      NEW OWNER(S)     This Request is made subject to the terms and conditions of the Contract, and shall not result in a change in any provision of the Contract, except as expressly provided in this Request.

                         The Owner may transfer the ownership and control of the Contract to a new owner, but such change shall not be effective until approved by the Service Center. If the Owner predeceases the Insured/Annuitant, then the rights of such deceased Owner shall pass to the contingent owner if one is named.  If a contingent owner is not named, the rights will pass to the Administrator/Executor of such deceased Owner.

                         This Request for Change of Ownership does not change the beneficiary or the mode of payment as a death claim under the Contract. Any payment which becomes due under the Contract during the lifetime of the
                         Insured/Annuitant shall be made to the Owner with the exception that any provision which now expressly provides for payment to the Insured/Annuitant as a life income or annuity shall not be available to the
                         Owner, unless the Owner is the Insured/Annuitant.

                         This Request is subject to any existing assignment of record with the company which issued the contract
                         ("the Company").

                         Trustee Owner

                         If a trustee is designated as the new owner, the date and legal title of the trust must be stated and
                         Trustee signatures are required in Section 3 as instructed by the trust agreement.

                         Contingent Owner

                         A contingent owner may be designated, and will be effective only if the new owner is a natural person
                         (not a corporation, partnership or a trust), and the owner, or all designated owners (if more than one), predecease the Insured. A contingent owner may not be designated on an annuity contract.
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3.      SIGN HERE FOR    This request must be dated and all required signatures must be written in ink, using full legal names.
        ABOVE REQUEST
                         This request must be signed by:

                         .  the person or persons who have the rights of ownership under the terms of the contract (co-owners, irrevocable beneficiary);

                         .  by an Assignee if any; and

                         .  by any other party who may have an interest in the contract by legal proceedings or statutes.

                         .  the spouse of the owner must also sign this request, if the owner resides in a Community Property state. (Community Property states are AZ, CA, ID, LA, NM, NV, TX, WA and Wl).

                         Special circumstances - Corporate ownership: The signature of one officer followed by the officer's title is required. The request must be submitted on a piece of corporate letterhead or paper with the corporate seal signed by that officer; Partnerships: The full name of the partnership should be written followed by the signatures of all partner(s), other than the Insured; Trust: If the contract is owned by or assigned to a Trustee, current Trustee(s) signatures are required as instructed by the trust agreement. Validation of Trustee(s) signatures may be required.
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AGLC0013                          Page 2 of 2                            Rev0705